AGREEMENT

THIS CANCELLATION AGREEMENT (this “Agreement”), dated as of January 27, 2009, is entered into by Entertainment Management Services, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 (“EMS”),  and Scores Holding Company, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 (“SCRH”).

WHEREAS, EMS and SCRH are parties to the Amended and Restated Master License Agreement (the “MLA”) by and between EMS and SCRH.

WHEREAS, both parties desire to cancel and rescind the MLA and to mutually release each other from any and all obligations past, present and future to each other.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

1.	CANCELLATION OF MLA.
Effective on the date hereof, the MLA is hereby cancelled and rescinded in its entirety, and the obligations of each Party to the other Party shall be terminated.  The parties hereby cancel and terminate the MLA.

2.	MUTUAL RELEASE.
Each Party hereby releases and forever discharge the other Party and their predecessors, successors, subsidiaries, affiliates, officers, directors, employees, attorneys, insurers, agents, representatives and assigns, past, present or future, from any and all claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, demands and damages, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that each party ever had, now have, or hereafter may have, related to or arising out of the MLA.

3.	REPRESENTATIONS AND WARRANTIES OF SCRH.

SCRH represents and warrants to EMS:

a.
Organization, Standing and Power.  SCRH is a company duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

b.
Authority; Binding Agreements.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of SCRH. SCRH has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by SCRH and is a valid, legal and binding obligation of SCRH enforceable in accordance with its terms.

c.
Conflicts; Consents.  Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by SCRH with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, by-laws, shareholders’ agreement or other constituent documents of SCRH, (ii) conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any provision of any contract or agreement of any kind to which SCRH is a party or by which SCRH is bound, (iii) violate any law, regulation, permit, authorization, order or decree applicable to SCRH or (iv) require any consent or approval by, or any notification of, or filing with, any Person (governmental or private), except in the case of subclauses (ii) or (iii) immediately preceding, those conflicts, breaches, defaults, or violations which, individually or in the aggregate, would not have a material adverse effect on the ability of SCRH to consummate the transactions contemplated by this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF EMS.

EMS represents and warrants to SCRH as follows:

a.
Organization, Standing and Power.  EMS is a company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

b.
Authority; Binding Agreements.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of EMS. EMS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by EMS and is a valid, legal and binding obligation of EMS enforceable in accordance with its terms.

c.
Conflicts; Consents.  Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by EMS with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, by-laws, shareholders’ agreement or other constituent documents of EMS, (ii) conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any provision of any contract or agreement of any kind to which EMS is a party or by which EMS is bound, (iii) violate any law, regulation, permit, authorization, order or decree applicable to EMS or (iv) require any consent or approval by, or any notification of, or filing with, any Person (governmental or private), except in the case of subclauses (ii) or (iii) immediately preceding, those conflicts, breaches, defaults, or violations which, individually or in the aggregate, would not have a material adverse effect on the ability of EMS to consummate the transactions contemplated by this Agreement.

5.	MISCELLANEOUS

a.
Entire Agreement.  This Agreement and the schedules and exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

b.	Descriptive Headings; Certain Interpretations.
1.	Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
2.
Whenever any party makes any representation, warranty or other statement to such party’s knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

3.	All references to the singular include the plural and the plural includes the singular as the context may require.
c.
Notices.  All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally, by facsimile transmission, sent by U.S. express mail, or a nationally recognized overnight courier services (e.g. Federal Express) or sent by registered or U.S. certified mail, postage prepaid, return receipt requested, addressed as follows: (i) if to EMS to EMS’s address listed in the preamble, Attn: Richard Goldring, Facsimile: (212) 868-4414; with a copy simultaneously by like means to: Steven Gutstein, Esq., 230 Park Avenue, Suite 422, New York, New York 10169, Facsimile: 212-922-1986; and (ii) if to SCRH, to SCRH’s address listed the preamble, Attn: Curtis Smith; or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.  Each such notice, request or communication shall be effective when given if delivered by hand or by facsimile transmission, or the next business day after being given if delivered by a nationally recognized overnight courier service or by U.S. express mail, or with respect to all other forms of delivery, when actually delivered at the address specified in this Section or on the fifth Business Day following the date on which such communication is posted, whichever occurs first.

d.
Counterparts.  This Agreement may be executed in any number of original, facsimile or electronic counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

e.
Amendments and Waivers.  No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure here from, shall be effective unless it is in writing and signed by the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

f.
Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Any purported assignment not permitted by this section shall be void.

g.
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.  All of the parties hereto irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, County of New York, and all of the parties hereto irrevocably waive the right to a jury trial.

h.
Legal Invalidity.  If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void the Agreement or affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered as of the day and year first above written.

ENTERTAINMENT MANAGEMENT SERVICES, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

SCORES HOLDING COMPANY, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

[ACKNOWLEDGED AND AGREED TO AS APPLICABLE]

ENTERTAINMENT MANAGEMENT ERVICES, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________